EXHIBIT 4.18
                                                                    ------------

                                     WARRANT

NEITHER THE WARRANTS REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NONE OF SUCH SECURITIES MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT, OR (II) AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT SUCH EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

DATE:  April 9, 1999
NO.: W-__

                               WARRANT TO PURCHASE
                                    SHARES OF
                                  COMMON STOCK
                                       OF
                            EXECUTIVE TELECARD, LTD.

         Executive TeleCard, Ltd. (also d/b/a eGlobe), a Delaware corporation (the "Company"), hereby issues to EXTL Investors, LLC (the "Holder") this warrant to purchase from the Company, for a price per share equal to $0.01, 1,500,000 shares of common stock, $.001 par value per share of the Company (the "Common Stock").

         1. Exercise. The rights represented by this warrant may be exercised, in whole or in part, with respect to one-third (1/3) of the number of shares of Common Stock which the Holder is entitled to purchase under this warrant, at any time beginning on the date hereof and ending on the third anniversary of the date hereof.

         Subject to the succeeding sentences of this paragraph, the rights represented by this warrant may be exercised, in whole or in part, with respect to the remaining two-thirds (2/3) of the number of shares of Common Stock which the Holder is entitled to purchase under this warrant (the "Remaining Two Thirds"), at any time beginning on the earlier of fifteen (15) days after the Stockholder Vote Date or 120 days after the date hereof, and ending on the third anniversary of the date hereof (where Stockholder Vote Date has the meaning set forth in the Loan and Note Purchase Agreement (the "Loan and Note Purchase Agreement"), dated as of April 9, 1999, among the Holder, the Company and eGlobe Financing Corporation, a wholly owned subsidiary of the Company). Notwithstanding the prior sentence, if the Second Closing (as defined in the Loan and Note Purchase Agreement) occurs, either within 15 days after the Stockholder Vote Date or subsequently and the Note Warrants (as defined in the Loan and Note Purchase Agreement) are issued to the

Holder, the rights represented by this warrant with respect to the Remaining Two Thirds shall expire and be of no further force and effect ("Remaining Two Thirds Expiration"). If the rights represented by this warrant to purchase any or all of the Remaining Two Thirds are exercised, in whole or in part, prior to the Remaining Two Thirds Expiration, such exercise(s) and any purchase(s) of Common Stock hereunder resulting therefrom shall be rescinded, the exercise price therefor shall be returned to the Holder and the shares of Common Stock issued in such purchases shall be returned to the Company and canceled.

         The rights represented by this warrant may be exercised by (a) the surrender of this warrant, along with the purchase form attached as Exhibit A (the "Purchase Form"), properly executed, at the address of the Company set forth in section 7.2 (or such other address as the Company may designate by notice in writing to the Holder at its address set forth in section 7.2) and (b) the payment to the Company of the exercise price by check, payable to the order of the Company, for the number of shares of Common Stock specified in the Purchase Form, together with any applicable stock transfer taxes. A certificate representing the shares of Common Stock so purchased and, in the event of an exercise of fewer than all the rights represented by this warrant, a new warrant in the form of this warrant issued in the name of the Holder or its designee(s) and representing a new warrant to purchase a number of shares of Common Stock equal to the number of shares of Common Stock as to which this warrant was theretofore exercisable less the number of shares of Common Stock as to which this warrant shall theretofore have been exercised, shall be delivered to the Holder or such designee(s) as promptly as practicable, but in no event later than three business days, after this warrant shall have been so exercised.

         2. Antidilution. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock (including, without limitation, by way of stock splits and the like), (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), the number of shares of Common Stock purchasable upon exercise of this warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the number of shares of Common Stock or the kind and number of other securities of the Company which it would have owned or have been entitled to receive after the happening of any of the events described above had this warrant been exercised immediately prior to the happening of such event or any record date with respect thereto, and the exercise price per share shall be adjusted appropriately. An adjustment made pursuant to this Section 2 shall become effective immediately after the effective date of each such event retroactive to the record date, if any, for such event, without amendment or modification required to this document.

         3. Transfer. Subject to applicable law (including the requirements set forth in the legend at the beginning of this warrant), this warrant may be transferred at any time, in whole or in part, to any person or persons. Any transfer shall be effected by the surrender of this warrant, along with the form of assignment attached as Exhibit B, properly executed, at the address of the Company set forth in section 7.2 (or such other address as the Company may designate by notice in writing to the Holder at its address set forth in section 7.2). Thereupon, the Company shall issue in the name or names specified by the Holder a new warrant or warrants of like tenor and representing a warrant or warrants to purchase in the aggregate a number of shares equal to the number of shares to which this warrant was theretofore exercisable less the number of shares as to which this warrant shall theretofore have been exercised.

         4. Payment of Taxes. The Company shall cause all shares of Common Stock issued upon the exercise of this warrant to be validly issued, fully paid and nonassessable and not subject to preemptive rights. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to the issuance or delivery of the shares of Common Stock upon exercise of this warrant, unless such tax or charge is imposed by law upon the Holder.

         5. Reservation of Shares. From and after the date of this warrant, the Company shall at all times reserve and keep available for issuance upon the exercise of this warrant a number of its authorized but unissued shares of Common Stock sufficient to permit the exercise in full of this warrant.

         6. Substitution of Preferred Stock. Notwithstanding the references in this warrant to Common Stock and the purchase of Common Stock upon the exercise of this warrant, to the extent the Company is not permitted to issue Common Stock without obtaining Stockholder Approval (as defined below) under the rules or regulations of the Nasdaq Stock Market, as in effect at the applicable time, the Company shall substitute, in lieu of Common Stock, a preferred stock of the Company that (i) shall be equivalent to Common Stock in all economic respects, including with respect to liquidation, dividends and other economic terms, (ii) shall be non-voting in the event that the holder (together with all of its affiliates) is the beneficial owner (as such term is defined under the federal securities laws and the rules and regulations thereunder) of 19.9% or more of the Common Stock but otherwise shall vote with the Common Stock as a single class and be entitled to the same number of votes per share as the number of shares of Common Stock issuable upon conversion of such preferred stock, and
(iii) shall be convertible into Common Stock, provided that the conversion right may not be exercised without Stockholder Approval, in the event that the holder (together with all of its affiliates) is, or following such conversion would be, the beneficial owner of 19.9% or more of the Common Stock. "Stockholder Approval" means any approval of stockholders of the Company which may be required, in the reasonable determination of the Company upon advice of its counsel, under the rules or regulations of the Nasdaq Stock Market, as in effect at the applicable time.

         7.  Miscellaneous.

         7.1 Securities Act Restrictions. The Holder acknowledges that this warrant and the Common Stock issuable upon exercise of this warrant may not be sold, transferred or otherwise disposed of without registration under the Securities Act of 1933, as amended (the "Act") or an applicable exemption from the registration requirements of the Act and, accordingly, this warrant and all certificates representing the Common Stock issuable upon the exercise of this warrant shall bear a legend in the form set forth on the top of page one of this warrant.

         7.2 Notices. Any notices and other communications under this warrant shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder): (a) if to the Company, to it at: 2000 Pennsylvania Avenue, Washington, DC 20006, Fax No. (202) 822-8984,
Attention: Chief Executive Officer, and if to the Holder, to the Holder at the Holder's address appearing on the stock records of the Company at the time that a notice shall be mailed, or at such other address as the party to be notified shall from time to time have furnished to the Company. All such notices and communications shall be deemed received upon (a) actual receipt thereof by the addressee, (b) actual delivery thereof to the appropriate address or (c) in the case of a facsimile transmission, upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip confirming that the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

         7.3 Amendment. This warrant may be modified or amended or the provisions of this warrant may be waived only with the written consent of the Company and the Holder.

         7.4 Governing Law. This warrant shall be governed by the law of the State of Delaware, without regard to the provisions thereof relating to conflicts of laws.


                                            EXECUTIVE TELECARD, LTD.


                                             By:
                                                --------------------------------
                                                Name:  Christopher J. Vizas
                                                Title: Chairman of the Board of
                                                       Directors and Chief
                                                       Executive Officer

                                    EXHIBIT A

                                  PURCHASE FORM

         EXTL Investors, LLC, the undersigned registered owner of this warrant, irrevocably exercises this warrant for the purchase of ______________ shares of common stock, $.001 par value per share (the "Common Stock") of Executive TeleCard, Ltd., for a price per share equal to $0.01, and herewith makes payment therefor in the aggregate amount of $___________, all on the terms and conditions specified in this warrant, and requests that certificates for the shares of Common Stock hereby purchased be issued in the name of and delivered to the undersigned.

Dated:                                         EXTL Investors, LLC
      ------------------------

                                               By
                                                 -------------------------------

                                               Title
                                                    ----------------------------

                                               Address
                                                      --------------------------
                                               ---------------------------------

                                    EXHIBIT B

                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED. the undersigned registered owner of this warrant hereby sells, assigns and transfers to the assignee named below all of the rights of the undersigned under this warrant with respect to the number of shares of common stock, $.001 par value per share of Executive TeleCard, Ltd. set forth below:

     Name and Address of Assignee            No.  of Shares of Common Stock
     ----------------------------            ------------------------------




and does hereby irrevocably constitute and appoint ____________________ attorney-in-fact to register such transfer on the books of Executive TeleCard, Ltd. maintained for the purpose, with full power of substitution in the premises.

Dated:                                  Print Name:
      ---------------------------                  -----------------------------
                                        Signature:
                                                  ------------------------------
                                        Witness:
                                                --------------------------------